UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Shareholders

(a) Nalco Holding Company held its 2011 Annual Meeting of Shareholders on April 29, 2011. The final results of voting on each of the matters submitted to a vote of the shareholders are as follows:

1. Election of Directors

The shareholders elected Messrs. Douglas A. Pertz and Daniel S. Sanders as Class I Directors, each to a term to expire in 2014:

Nominee	For	Withheld
Douglas A. Pertz	107,091,322	5,686,040
Daniel S. Sanders	105,504,198	7,273,164

Messrs. Fyrwald, Marchese, Norris, Casale, Chase and Ms. VanDeWeghe each have terms of office as directors that continue after the 2011 Annual Meeting of Shareholders.

2. Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2011:

For	Against	Abstain
122,389,760	1,136,617	103,895

3. Approval of advisory vote on executive compensation

The shareholders voted, on an advisory basis, for the compensation of Nalco Holding Company’s named executive officers:

For	Against	Abstain
110,719,079	1,958,935	99,348

4. Advisory vote on the frequency of shareholder votes on executive compensation

The shareholders voted, on an advisory basis, to hold advisory votes on executive compensation of Nalco Holding Company’s named executive officers every year:

One Year	Two Years	Three Years	Abstain
105,688,486	224,228	6,678,476	186,172

(b) On April 29, 2011, following the 2011 Annual Meeting of Shareholders, the Board accepted the advice of the shareholders and resolved that an advisory vote on executive compensation for the named executive officers would be held annually until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: April 29, 2011